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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 15, 1997
                                                         (May 15, 1997)

                             TORCHMARK CORPORATION
            (Exact name of registrant as specified in its charter)

    Delaware                       1-8052                 63-0780404
(State or other               (Commission File        (I.R.S. Employer
jurisdiction of                    Number)            Identification No.)
incorporation)

           2001 Third Avenue South, Birmingham, Alabama        35233
        (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code:  (205) 325-4200

                                     None
         (Former name or former address, if changed since last report)



                           Index of Exhibits page 2.

                  Total number of pages in this report is 3.



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        Index 5.  Other Events.

              Torchmark Corporation herewith files the following cautionary statement regarding forward-looking statements as permitted by the Private Securities Litigation Reform Act of 1995:

        Cautionary Statement Regarding Forward-Looking Statements

              The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any statement contained in this report which is not a historical fact or which might otherwise be considered an opinion or projection concerning the Company or its business, whether express or implied, or such a statement in any other oral or written communication by the Company or any of its officers, directors or employees is meant as and should be considered a forward-looking statement as defined in the Private Securities Litigation Reform Act. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not necessarily limited to changes in market conditions impacting interest rates for investment purposes as well as product sales, the litigation climate, increased competition, changes in governmental regulations (particularly those regarding taxes and mandates for health insurance products), the financial markets impact on sales of the Company's market-sensitive products including mutual funds, and general economic conditions which may lead to increased lapses and/or decreased sales of the Company's policies, as well as other risks described from time to time in the Company's filings with the Securities and Exchange Commission. If any of these assumptions or opinions prove to be incorrect, the actual results of the Company may differ materially from any forward-looking statements made on the basis of such assumptions or opinions.

        Item 7.  Financial Statements and Exhibits.

              None required.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TORCHMARK CORPORATION


Date:  May 15, 1997                         /s/ Michael J. Klyce
                                           ------------------------------
                                           Michael J. Klyce
                                           Vice President and Treasurer